Exhibit 99.2
Cardinal Health signs definitive agreement to sell its Cordis business to Hellman & Friedman
•Cordis business to be sold to Hellman & Friedman (H&F) for approximately $1 billion, which includes buyer’s assumption of certain liabilities and seller’s retention of certain working capital accounts
•Expected to close in the first half of Cardinal Health’s fiscal year 2022, subject to required regulatory approvals and customary closing conditions

Strategic Rationale
•Result of our continued portfolio evaluation and focus on investing our resources in our strategic growth areas where we are an advantaged owner
•Remain committed to our Medical distribution and global Medical products businesses, with a product portfolio generally more oriented around the operating and recovery rooms, which includes well-known brands such as Kendall™ compression, Kangaroo enteral feeding, and Curity traditional wound care gauze dressings, among others
•Focused on our strategic priorities: optimizing our core businesses, investing for growth, and deploying capital in a balanced and disciplined manner
•Enables optimization of international operations
•Anticipate using the proceeds for general corporate purposes, in alignment with our stated capital allocation priorities

Transaction
•Expected to close in the first half of Cardinal Health’s fiscal year 2022, subject to required regulatory approvals and customary closing conditions
•Upon closing, most assets and liabilities associated with the Cordis business will transfer to H&F
•Manufacturing sites in Miami Lakes, Fla.; Santa Clara, Calif.; and Juarez, Mexico will transition to H&F
•Shared facilities in Olive Branch, MS, and El Paso, TX, will remain with Cardinal Health upon closing
•Cardinal Health will retain authority for lawsuits related to inferior vena cava filters in the U.S. and Canada, as well as the liability associated with these matters1
•After closing, Cardinal Health will support the continuity of business activities through a transition services agreement

Estimated Financial Impact
•Cordis business to be sold for approximately $1 billion, which includes buyer’s assumption of certain liabilities and seller’s retention of certain working capital accounts
•After completion of the transition services agreement, the divestiture of Cordis will decrease Medical segment profit by approximately $60 million to $70 million on an annual run-rate basis
•Additional expected GAAP-only items:
•Pre-tax loss of up to $120 million in the third quarter of fiscal 2021
•Costs associated with the planned divestiture of up to $125 million expected to be incurred primarily in fiscal years 2021 and 2022

About Cordis
•Cordis, an approximately $750 million revenue business, is a worldwide leader in the development and manufacturing of interventional vascular technology with a more than 60-year history of pioneering products to treat millions of patients. With a reputation for clinical acumen, training and services, Cordis established a legacy of innovation in high-quality and less-invasive cardiovascular products and built a strong global footprint with operations in countries around the world

Cautions Concerning Forward-Looking Statements
This news release contains forward-looking statements addressing Cardinal Health's plans to divest the Cordis business and the financial impact to Cardinal Health resulting therefrom, as well as other statements about future expectations, prospects, estimates and other matters that are dependent upon future events or developments. These statements may be identified by words such as "expect," "anticipate," "intend," "plan," "believe," "will," "should," "could," "would," "project," "continue," "likely," and similar expressions, and include statements reflecting future results, trends or guidance, statements of outlook and expense accruals. These matters are subject to risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. These risks and uncertainties include: the ability to successfully complete the divestiture of the Cordis business on a timely basis, including receipt of required regulatory approvals and satisfaction of other conditions; the risk that the costs associated with exit or disposal activities or stranded costs could ultimately be greater than we currently expect; the risk that the write-down or loss on sale of the transferred assets
1The transaction does not impact Cardinal Health’s ability to move this litigation forward or meet its litigation obligations

Cardinal Health

could ultimately be greater than we currently expect; and the possibility that the divestiture could result in an impairment of our remaining Medical unit goodwill. Cardinal Health is subject to additional risks and uncertainties described in Cardinal Health's Form 10-K, Form 10-Q and Form 8-K reports and exhibits to those reports. This release reflects management's views as of March 12, 2021. Except to the extent required by applicable law, Cardinal Health undertakes no obligation to update or revise any forward-looking statement.